UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

_______________________

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: May 20, 2010

TIFFANY & CO.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9494 (Commission File Number)	13-3228013 (I.R.S. Employer Identification No.)

727 Fifth Avenue, New York, New York (Address of principal executive offices)	10022 (Zip Code)

Registrant's telephone number, including area code:  (212) 755-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.                       Submission of Matters to a Vote of Security Holders.

Registrant’s Annual Meeting of Stockholders held on May 20, 2010.  Two matters were voted upon at the meeting.

Matter One.                       Election of Directors.     Each of the nine nominees listed below was elected a director of Registrant to hold office until the next annual meeting of the stockholders and until his or her successor has been elected and qualified.

Nominee	Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstaining	Number of Broker Non-Votes
Michael J. Kowalski	100,353,545	1,712,649	18,840	7,476,882
Rose Marie Bravo	89,147,231	12,920,049	17,754	7,476,882
Gary E. Costley	100,440,637	1,541,403	102,994	7,476,882
Lawrence K. Fish	98,097,775	3,886,080	101,179	7,476,882
Abby F. Kohnstamm	100,437,235	1,631,998	15,801	7,476,882
Charles K. Marquis	99,648,008	2,419,891	17,135	7,476,882
Peter W. May	100,759,409	1,305,156	20,469	7,476,882
J. Thomas Presby	98,324,618	3,661,027	99,389	7,476,882
William A. Shutzer	100,701,111	1,355,689	28,234	7,476,882

Matter Two.                      Ratification of the Appointment of PricewaterhouseCoopers LLP as the Registrant’s Independent Registered Public Accounting Firm for Fiscal Year 2010.

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstaining	Number of Broker Non-Votes
106,577,062	2,837,873	146,981	---

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIFFANY & CO.

Date: May 24, 2010	By:	/s/ Patrick B. Dorsey
Name: Patrick B. Dorsey
Title: Senior Vice President, General Counsel and Secretary